Exhibit 4.4

Execution Version

SECOND SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT NOTES GUARANTORS

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 12, 2024, is among Advanced Stimulation Technologies, Inc., a Texas corporation (the “New Guarantor”), ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 27, 2023, providing for the issuance of Senior Secured Floating Rate Notes due 2029 (the “Notes”) of the Company;

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby jointly and severally with other Notes Guarantors, unconditionally guarantees all of the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by (and the New Guarantor shall be entitled to the benefits of) all other provisions of the Indenture applicable to a Notes Guarantor.

3. NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager, shareholder or stockholder or other owner of Capital Stock of the Company or any Notes Guarantor, as such, will have any liability for any obligations of the Company or any Notes Guarantor under the Notes, the Indenture or the Notes Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign (by manual, facsimile or other electronic signature) any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor, the other Notes Guarantors and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: June 12, 2024

ADVANCED STIMULATION TECHNOLOGIES, INC., as the New Guarantor

By:	/s/ Steven Scrogham
Name: Steven Scrogham
Title: Corporate Secretary

PROFRAC HOLDINGS II, LLC, as the Company

By:	/s/ Steven Scrogham
Name: Steven Scrogham
Title: Corporate Secretary

Signature Page to Second Supplemental Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Calculation Agent and Collateral Agent

By:	Michael K. Herberger
Authorized Signatory

Signature Page to Second Supplemental Indenture